     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 2003

                                                    REGISTRATION NO. 333- 102874
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                           KEY ENERGY SERVICES, INC.
               Co-registrants are listed on the following pages.
             (Exact name of registrant as specified in its charter)

            MARYLAND                             1381                            04-2648081
  (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of incorporation or organization)     Classification Code Number)            Identification No.)

                                             6 DESTA DRIVE
                                         MIDLAND, TEXAS 79705
                                            (915) 620-0300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                            FRANCIS D. JOHN
                                         400 SOUTH RIVER ROAD
                                     NEW HOPE, PENNSYLVANIA 18938
                                            (215) 862-7900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:
        JACK D. LOFTIS, JR.                           SAMUEL N. ALLEN
     KEY ENERGY SERVICES, INC.                    PORTER & HEDGES, L.L.P.
        400 SOUTH RIVER ROAD                     700 LOUISIANA, 35TH FLOOR
    NEW HOPE, PENNSYLVANIA 18938                    HOUSTON, TEXAS 77002
           (215) 862-7900                              (713) 226-0600

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS
                    UNDER REGISTRATION STATEMENT ON FORM S-3

    The following subsidiaries of Key Energy Services, Inc. are co-registrants under this Registration Statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:

                                                              JURISDICTION OF       I.R.S.
NAME                                                           INCORPORATION    IDENTIFICATION
----                                                          ---------------   --------------
AES Acquisition, L.P........................................     Texas           76-0684876
Brooks Well Servicing Beneficial, L.P.......................     Texas           46-0473384
Brooks Well Servicing, Inc..................................    Delaware         75-2739749
Brooks Well Servicing, LLC..................................    Delaware         48-1253652
Dawson Production Acquisition Corp..........................    Delaware         52-2022906
Dawson Production Management, Inc...........................    Delaware         76-0525388
Dawson Production Partners, L.P.............................    Delaware         76-0525389
Dawson Production Taylor, Inc...............................    Delaware         52-2045563
Kalkaska Oilfield Services, Inc.............................    Michigan         38-3083604
Key Energy Drilling Beneficial, L.P.........................     Texas           46-0473380
Key Energy Drilling, Inc....................................    Delaware         22-3363468
Key Energy Drilling, LLC....................................    Delaware         43-1955835
Key Energy Services--California, Inc........................    Delaware         22-3617958
Key Energy Services--South Texas, Inc.......................    Delaware         22-3594553
Key Four Corners, Inc.......................................    Delaware         22-3530274
Key Rocky Mountain, Inc.....................................    Delaware         22-3530272
MISR Key Energy Services, LLC...............................    Delaware         42-1537527
Odessa Exploration Incorporated.............................    Delaware         06-1377021
Q Energy Services, L.L.C....................................    Delaware         51-0414081
Q Oil & Gas Services, LLC...................................     Texas           76-0693508
Q Production Services, L.P..................................     Texas           76-0678192
Q Services, Inc.............................................     Texas           76-0550630
Q.V. Services, Inc..........................................     Texas           76-0472475
Q.V. Services, LLC..........................................    Delaware         33-1039536
Q.V. Services Beneficial, L.P...............................     Texas           14-1866909
Q.V. Services of Texas, L.P.................................     Texas           76-0516897
Quality Oil Field Services, L.P.............................     Texas           75-2562835
Quality Tubular Services, L.P...............................     Texas           76-0399390
Unitrak Services Holding, Inc...............................     Texas           01-0728555
Unitrak Services, L.P.......................................     Texas           01-0728561
Unitrak Services, LLC.......................................    Delaware         30-0092733
Watson Oilfield Service & Supply, Inc.......................    Delaware         22-3582713
Well-Co Oil Service, Inc....................................     Nevada          75-2513771
WellTech Eastern, Inc.......................................    Delaware         38-3283245
WellTech Mid-Continent Beneficial, LP.......................     Texas           46-0473376
WellTech Mid-Continent, Inc.................................    Delaware         73-1532154
WellTech Mid-Continent, LLC.................................    Delaware         71-0874911
Yale E. Key Beneficial, LP..................................     Texas           46-0473368
Yale E. Key, Inc............................................     Texas           75-1074929
Yale E. Key, LLC............................................    Delaware         71-0874913

                  SUBJECT TO COMPLETION, DATED APRIL 10, 2003

The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                                  [ KEY LOGO ]

                                  $500,000,000

                           KEY ENERGY SERVICES, INC.

                                  Common Stock
                                Debt Securities
                                Preferred Stock
                                    Warrants

                             ---------------------

    We may offer and sell from time to time:

       - common stock;

       - debt securities;

       - preferred stock; and

       - warrants.

    We will provide specific terms of the securities and each offering in a supplement to this prospectus. The prospectus supplement also may add, update or change information in this prospectus.

    Our common stock is listed and traded on the New York Stock Exchange under the symbol "KEG."

    PLEASE READ AND CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 3 IN THIS PROSPECTUS.

--------------------------------------------------------------------------------
Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                    This prospectus is dated             , 2003.

    YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS


SECTION                                                         PAGE
-------                                                       --------
About This Prospectus.......................................      1
Key Energy Services, Inc....................................      1
Risk Factors................................................      3
Forward-Looking Statements..................................      8
Where You Can Find More Information.........................      9
Use of Proceeds.............................................     10
Ratio of Earnings to Fixed Charges..........................     10
Selected Financial Data.....................................     11
Description of Debt Securities..............................     12
Description of Capital Stock................................     17
Description of Warrants.....................................     19
Plan of Distribution........................................     20
Legal Matters...............................................     22
Experts.....................................................     22

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission under a "shelf" registration process. Using this process, we may offer the securities this prospectus describes in one or more offerings with a total initial offering price of up to $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

                           KEY ENERGY SERVICES, INC.


    Based on the number of rigs we own and available industry data, we are the largest onshore, rig-based well servicing contractor in the world. We provide a complete range of well services to major oil companies and independent oil and natural gas production companies, including:



    - rig-based well maintenance, workover services to restore or increase production on a well, completion services required on a well before production starts, and recompletion services, including horizontal recompletions, necessary to re-enter a well to complete production in a new zone or formation;



    - well intervention services, including services provided in connection with the recovery of tools and other equipment that has been lost or become trapped in a well and the rental of equipment used in the drilling, completion and workover of a well;



    - oilfield trucking services, including the hauling of equipment from one wellsite to another, the transportation and disposal of various liquid by-products produced by oil and natural gas wells and the transportation and injection of fluids used to clear restrictions in a wellbore; and


    - ancillary oilfield services.

    We conduct well servicing operations onshore internationally in Argentina, Egypt and in Ontario, Canada and in the following regions of the continental United States:

    - Gulf Coast (including South Texas, Central Gulf Coast of Texas and South Louisiana);

    - Permian Basin of West Texas and Eastern New Mexico;

    - Mid-Continent (including the Anadarko, Hugoton, Arkoma and Fort Worth Basins and the ArkLaTex region);

    - Four Corners (including the San Juan, Piceance, Uinta and Paradox Basins);

    - Eastern (including the Appalachian, Michigan and Illinois Basins);

    - Rocky Mountains (including the Denver-Julesberg, Powder River, Wind River, Green River and Williston Basins); and

    - California (the San Joaquin Basin).


    Based on the number of rigs we own and available industry data, we are also a leading onshore drilling contractor. We conduct land drilling operations in a number of major domestic producing basins, as well as in Argentina, Egypt and in Ontario, Canada. In addition to our other businesses, we also produce and develop oil and natural gas reserves in the Permian Basin region and Texas Panhandle.

    We have built our leadership position in part through the acquisition and consolidation of small, regional well service companies. We have also implemented a strategy, which has contributed to our position within the industry, to:


    - improve our balance sheet and reduce our level of debt;

    - build strong customer relationships by offering a broad range of equipment and services that will meet most of our customer's needs at the wellsite;

    - maximize utilization of our rig fleet by actively refurbishing our rigs and related equipment; and

    - train and professionally develop our employees, with an emphasis on safety.

    Our principal executive offices are located at 6 Desta Drive, Midland, Texas 79705, and our phone number is (915) 620-0300.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS DESCRIBED BELOW AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR SECURITIES. OTHER RISKS FACING OUR COMPANY OR RELATED TO EACH OFFERING MAY ALSO BE INCLUDED IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND WE URGE YOU TO READ CAREFULLY ANY ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE YOU MAKE YOUR DECISION TO INVEST IN OUR SECURITIES.

OUR BUSINESS IS DEPENDENT ON CONDITIONS IN THE OIL AND NATURAL GAS INDUSTRY, ESPECIALLY THE CAPITAL EXPENDITURES OF OIL AND NATURAL GAS COMPANIES.

    The demand for our services is primarily influenced by current and anticipated oil and natural gas prices. Prices for oil and natural gas historically have been extremely volatile and have reacted to changes in the supply of and demand for oil and natural gas (including changes resulting from the ability of the Organization of Petroleum Exporting Countries to establish and maintain production quotas for oil prices), domestic and worldwide economic conditions and political instability in oil producing countries. Weakness in oil and natural gas prices (or the perception by our customers that oil and natural gas prices will decrease) may cause lower rates and lower utilization of available well service equipment. In addition, when oil and natural gas prices are weak, or when our customers expect oil and natural gas prices to decrease, fewer wells are drilled, resulting in less drilling and less maintenance work for us. Additional factors that affect demand for our services include:

    - the level of development, exploration and production activity of, and corresponding spending by, oil and natural gas companies;

    - oil and natural gas production costs;

    - government regulation; and

    - conditions in the worldwide oil and natural gas industry.

    In addition, we anticipate that prices for oil and natural gas will continue to be volatile and affect the demand for and pricing of our services. Decreases in oil and natural gas prices can result in a reduction in the trading prices and value of our securities, even if the decreases in oil and natural gas prices do not affect our business generally. However, a material decline in oil or natural gas prices or activities over a sustained period of time could materially adversely affect the demand for our services and, therefore, our results of operations and financial condition.


    Periods of diminished or weakened demand for our services have occurred in the past. Although we experienced a decrease in the demand for our services beginning in August 2001, and continuing through September 2002, we have recently seen modest improvement in the demand for our services. We believe the decrease in demand was due to an overall weakening of demand for onshore well services, which was attributable to general uncertainty about future oil and nature gas prices and the U.S. economy. If these conditions return, demand for our services could again decrease, having a material adverse effect on our financial condition and results of operations. In light of these and other factors relating to the oil and natural gas industry, our historical operating results may not be indicative of future performance.


AN ECONOMIC DOWNTURN MAY ADVERSELY AFFECT OUR BUSINESS.


    The United States economy is currently believed to be in a recession. An economic downturn may cause reduced demand for petroleum-based products and natural gas. In addition, many oil and natural gas production companies often reduce or delay expenditures to reduce costs, which in turn may cause a reduction in the demand for our services during these periods. According to available industry data, in July 2001, there were approximately 1,293 active drilling rigs in the United States. As of April 4, 2003, the number of active drilling rigs had been reduced to 972. The number of active drilling rigs may be indicative of demands for services such as those we provide. If the economic environment worsens, our business, financial condition and results of operations may be further adversely impacted.


OUR BUSINESS INVOLVES CERTAIN OPERATING RISKS, WHICH ARE PRIMARILY SELF-INSURED, AND OUR INSURANCE MAY NOT BE ADEQUATE TO COVER ALL LOSSES OR LIABILITIES WE MIGHT INCUR IN OUR OPERATIONS.

    Our operations are subject to many hazards and risks, including the following:


    - blow-outs, the uncontrolled flow of natural gas, oil or other well fluids into the atmosphere or an underground formation;


    - reservoir damage;

    - loss of well control;


    - collapse of the area around the wellbore;



    - fires and explosions;


    - accidents resulting in serious bodily injury and the loss of life or property;

    - pollution and other damage to the environment; and

    - liabilities from accident or damage by our fleet of trucks.

    If these hazards occur they could result in suspension of operations, damage to or destruction of our equipment and the property of others and injury or death to personnel.


    We self insure a significant portion of these liabilities. For losses in excess of our self-insurance limits, we maintain insurance from unrelated commercial carriers. However, our insurance may not be adequate to cover all losses or liabilities that we might incur in our operations. Furthermore, our insurance may not adequately protect us against liability from all of the hazards of our business. Moreover, we also are subject to the risk that we may not be able to maintain or obtain insurance of the type and amount we desire at a reasonable cost. If we were to incur a significant liability for which we are uninsured or for which we were not fully insured it could have a material adverse effect on our financial position and results of operations.


WE ARE SUBJECT TO THE ECONOMIC, POLITICAL AND SOCIAL INSTABILITY RISKS OF DOING BUSINESS IN CERTAIN FOREIGN COUNTRIES.

    We have operations in Argentina, Egypt and Canada, and may expand our operations into other foreign countries. As a result, we are exposed to risks of international operations, including:

    - increased governmental ownership and regulation of the economy in the markets where we operate;

    - inflation and adverse economic conditions stemming from governmental attempts to reduce inflation, such as imposition of higher interest rates and wage and price controls;

    - increased trade barriers, such as higher tariffs and taxes on imports of commodity products;

    - exchange controls or other currency restrictions;

    - war, civil unrest or significant political instability;

    - expropriation, confiscatory taxation and nationalization of our assets located in the markets where we operate; and

    - governmental policies limiting returns to foreign investors.

    The occurrence of one or more of these risks may:

    - negatively impact our results of operations;

    - restrict the movement of funds;

    - inhibit our ability to collect receivables; and

    - lead to U.S. government or international sanctions.

WE HISTORICALLY HAVE EXPERIENCED A HIGH EMPLOYEE TURNOVER RATE. ANY DIFFICULTY WE EXPERIENCE REPLACING OR ADDING WORKERS COULD ADVERSELY AFFECT OUR BUSINESS.

    We historically have experienced an annual employee turnover rate of over 50%. The high turnover rate is caused by the nature of the work, which is physically demanding and performed outdoors. As a result, workers may choose to pursue employment in fields that offer a more desirable work environment at wage rates that are competitive with ours. We cannot assure that at times of high demand we will be able to retain, recruit and train an adequate number of workers. Potential inability or lack of desire by workers to commute to our facilities and job sites and competition for workers from other industries are factors that could affect our ability to attract and retain workers. We believe that our wage rates are competitive with the wage rates of our competitors and other potential employers. A significant increase in the wages other employers pay could result in a reduction in our workforce, increases in our wage rates, or both. Either of these events could diminish our profitability and growth potential.

WE ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS THAT EXPOSE US TO POTENTIAL LIABILITY.

    Our operations are regulated under a number of foreign, federal, state and local laws that govern, among other things, the handling, storage and disposal of waste materials, some of which are classified as hazardous substances, and the discharge of hazardous materials into the environment. Our operations are subject to stringent regulations relating to protection of the environment and waste handling. In addition to potential liability if we should fail to comply, these regulations may expose us to liability for noncompliance of other parties, without regard to whether we were negligent. Sanctions for noncompliance with applicable environmental laws and regulations may include administrative, civil and criminal penalties, revocation of permits and corrective action orders. Furthermore, we may be liable for costs for environmental clean-up at currently or previously owned or operated properties or off-site locations where we sent, disposed of, or arranged for disposal of hazardous materials. Compliance with existing laws or regulations, the adoption of new laws or regulations or the more vigorous enforcement of environmental laws or regulations could have a material adverse effect on our operations by increasing our expenses and limiting our future business opportunities.

WE HAVE A SIGNIFICANT AMOUNT OF INDEBTEDNESS AND COULD INCUR ADDITIONAL INDEBTEDNESS, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS PROSPECTS AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER OUR OUTSTANDING INDEBTEDNESS.


    We had approximately $493.6 million of long-term indebtedness and capital lease obligations outstanding at December 31, 2002. We are permitted under our senior credit facility and the indentures governing our public debt securities to incur additional debt, subject to certain limitations. If we incur additional debt, our increased leverage could, for example:


    - make it more difficult for us to satisfy our obligations under our public debt securities or other indebtedness and, if we fail to comply with the requirements of the other indebtedness, that failure could result in an event of default on our public debt securities or such other indebtedness;

    - require us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

    - limit our ability to obtain additional financing in the future for working capital, capital expenditures and other general corporate activities;

    - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

    - detract from our ability to successfully withstand a downturn in our business or the economy generally; and

    - place us at a competitive disadvantage against less leveraged competitors.

    If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could increase.

WE MAY NOT BE ABLE TO GENERATE SIGNIFICANT CASH FLOW TO MEET OUR DEBT SERVICE OBLIGATIONS.


    Our ability to make payments on and to refinance our indebtedness, and to fund planned capital expenditures, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic and financial conditions, competition in the markets where we operate, the impact of legislative and regulatory actions on how we conduct our business and other factors that are beyond our control.



    We cannot assure you that our business will generate sufficient cash flow from operations to service our outstanding indebtedness, or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other capital needs. We may need to refinance all or a portion of our existing indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility, on commercially reasonable terms or at all. If our business does not generate sufficient cash flow from operations to service our outstanding indebtedness and we are not able to refinance our indebtedness, including our senior credit facility, we may not be able to continue to implement our business strategy as it relates to strengthening our balance sheet by reducing debt and remanufacturing our rigs and related equipment.


OUR DEBT INSTRUMENTS IMPOSE RESTRICTIONS ON US THAT MAY AFFECT OUR ABILITY TO SUCCESSFULLY OPERATE OUR BUSINESS.

    Our senior credit facility and the terms of the indentures for our public debt securities limit our ability to take various actions, such as:

    - incurring additional indebtedness;

    - paying dividends;

    - repurchasing junior indebtedness;

    - making investments;

    - entering into transactions with affiliates;

    - merging or consolidating with other entities; and

    - selling all or substantially all of our assets.

    In addition, our senior credit facility requires us to maintain certain financial covenant ratios and satisfy certain financial condition tests, several of which become more restrictive over time and may require us to take action to reduce our debt or take some other action in order to comply with them.

These restrictions also could limit our ability to obtain future financings, make needed capital expenditures, withstand a downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. We also may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants under our senior credit facility and the indentures.

WE HAVE PURSUED AND CONTINUE TO PURSUE STRATEGIC ACQUISITIONS. OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE CANNOT EFFECTIVELY INTEGRATE ACQUIRED OPERATIONS.

    A component of our strategy includes acquiring complementary businesses. Acquisitions involve a number of risks and challenges including:

    - our ability to integrate acquired operations;

    - potential loss of key employees and customers of the acquired companies;
      and

    - an increase in our expenses and working capital requirements.

    Any of these factors could adversely affect our ability to achieve anticipated levels of earnings and cash flow from acquisitions or realize other anticipated benefits. Furthermore, competition from other potential buyers could reduce our acquisition opportunities or cause us to pay a higher price than we otherwise might pay.

THE TRADING PRICE OF OUR SECURITIES COULD BE SUBJECT TO SIGNIFICANT
FLUCTUATIONS.


    The trading price of our common stock has been volatile. Factors such as announcements of fluctuations in our or our competitors' operating results and market conditions for oil and gas related stocks in general could have a significant impact on the future trading prices of our securities. In particular, the trading price of the common stock of many oil and gas companies has experienced extreme price and volume fluctuations, which have at times been unrelated to the operating performance of the companies whose stocks were affected. In addition, the trading prices and value of our securities could be subject to significant fluctuations in response to variations in our prospects and operating results, which may in turn be affected by weakness in oil prices, changes in interest rates and other factors. There can be no assurance that these factors will not have an adverse effect on the trading prices of our securities.


SINCE ARTHUR ANDERSEN LLP ACTED AS THE INDEPENDENT AUDITOR FOR Q
SERVICES, INC., YOUR ABILITY TO SEEK REMEDIES AGAINST, OR RECOVER FROM, THEM RELATED TO THEIR WORK WILL BE LIMITED.

    On July 19, 2002, we acquired Q Services. The consolidated financial statements of Q Services as of December 31, 2001 and for each of the three years in the period ended December 31, 2001 incorporated by reference herein were audited by Arthur Andersen LLP. After reasonable efforts, we have not been able to obtain Arthur Andersen's consent to the incorporation by reference of its audit report dated April 17, 2002 into this prospectus.

    Under Rule 437a of the Securities Act, we can incorporate by reference Q Services' financial statements into the registration statement, which includes this prospectus, without Arthur Andersen's written consent. Accordingly, Arthur Andersen, or its successors, is not subject to the liability provisions of
Section 11 of the Securities Act for its reports on Q Services' consolidated financial statements because Arthur Andersen did not consent to being named as having prepared or certified those financial statements within the meanings of
Section 7 and 11 of the Securities Act. Furthermore, your ability, if any, to recover damages from Arthur Andersen is further limited as a result of Arthur Andersen's discontinuation of operations.

                           FORWARD-LOOKING STATEMENTS

    The statements made in this prospectus or in the documents we have incorporated by reference that are not statements of historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements generally can be identified by the use of words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or similar expressions.

    Although we believe that the expectations in our forward-looking statements are reasonable, we cannot give any assurance that those expectations will be correct. Our operations are subject to numerous uncertainties, risks and other influences, many of which are outside our control and any of which could materially affect our results of operations and ultimately prove the statements we make to be inaccurate. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

    Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include:

    - fluctuations in world-wide prices and demand for oil and natural gas;

    - fluctuations in level of oil and natural gas exploration and development activities;

    - fluctuations in the demand for well servicing, contract drilling and ancillary oilfield services;

    - the existence of competitors, technological changes and developments in the industry;

    - the existence of operating risks inherent in the well servicing, contract drilling and ancillary oilfield services industries; and

    - general economic conditions, the existence of regulatory uncertainties, and the possibility of political instability in any of the countries in which we do business, in addition to other matters discussed herein.

    Other factors that could cause actual results to differ materially from our expectations are discussed under the heading "Risk Factors."

                      WHERE YOU CAN FIND MORE INFORMATION


    We have filed a registration statement on Form S-3 (registration no. 333-102874) with the SEC with respect to the securities we are offering. This prospectus is a part of that registration statement, however, it does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make those statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.



    We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings, including the registration statement, are available to the public over the Internet at the SEC's web site at HTTP://WWW.SEC.GOV. You also may read and copy any document we file at the SEC's public reference room in Washington, D. C. The SEC's public reference room in Washington is located at 450 5th Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.


    SEC rules allow us to "incorporate by reference" in this prospectus the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before we sell all of the securities offered through this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until we sell all of the securities covered by this prospectus:


    - Transition Report on Form 10-K for the six-month period ended December 31, 2002, as amended by the Transition Report on Form 10-K/A filed on April 10, 2003;



    - Current Report on Form 8-K filed on January 31, 2003, and Form 8-K/A filed on April 10, 2003; and


    - The description of our common stock contained in the registration statement on Form 8-A dated March 27, 1998 and 8-A/A dated December 9, 2002, including any future amendments or reports that have been filed to update the description.

    You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:

Key Energy Services, Inc.
400 South River Road
New Hope, Pennsylvania 18938
Attn: General Counsel
(215) 862-7900

                                USE OF PROCEEDS

    Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include acquisitions, working capital, capital expenditures, repayment and refinancing of indebtedness and repurchases and redemptions of securities. Pending any specific application, we may initially invest those funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of our earnings to our fixed charges for each of the periods indicated is as follows:


                   FISCAL YEAR ENDED JUNE 30,                             SIX MONTHS
----------------------------------------------------------------             ENDED
    1998          1999         2000         2001         2002          DECEMBER 31, 2002
    ----          ----         ----         ----         ----          -----------------
  2.61            --           --         2.68         2.25                 --



    For these ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expenses, amortization of debt issuance expenses and the portions of rentals and lease obligations representative of the interest factor. For the years ending June 30, 1999 and 2000, and the six months ended December 31, 2002, earnings were insufficient to cover fixed charges by $78.9 million, $25.8 million, and $3.4 million, respectively. There was no preferred stock outstanding for any of the periods shown above.

                            SELECTED FINANCIAL DATA



    The following selected financial data is derived from our historical consolidated financial statements and should be read in conjunction with our historical financial statements and the notes to the financial statements included in our transition report on Form 10-K/A for the six months ended December 31, 2002, which is incorporated by reference.



                                            SIX MONTHS
                                              ENDED                           YEAR ENDED JUNE 30,
                                           DECEMBER 31,   ------------------------------------------------------------
                                             2002(1)         2002         2001         2000       1999(2)       1998
                                           ------------   ----------   ----------   ----------   ----------   --------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
  Revenues...............................   $  408,998    $  802,564   $  873,262   $  637,732   $  491,817   $424,543
  Operating costs:
    Direct costs.........................      288,945       554,773      582,154      471,169      374,308    296,328
    Depreciation, depletion and
      amortization.......................       51,111        78,265       75,147       70,972       62,074     31,001
    General and administrative...........       48,239        59,494       60,118       51,637       56,156     36,933
    Interest.............................       22,743        43,332       56,560       71,930       67,401     21,476
    Foreign currency transaction loss,
      Argentina..........................           --         1,443           --           --           --         --
    Debt issuance costs..................           --            --           --           --        6,307         --
    Restructuring charge.................           --            --           --           --        4,504         --
    Gain (loss) on retirement of debt....          (18)        4,812         (684)      (2,191)          --         --
  Income (loss) before income taxes,
    minority interest, and cumulative
    effect...............................       (2,022)       60,445       99,967      (25,785)     (78,933)    38,805
  Net income (loss)......................       (4,376)       38,146       62,710      (18,959)     (53,258)    24,175
  INCOME (LOSS) PER COMMON SHARE:
    Basic................................   $    (0.03)   $     0.36   $     0.64   $    (0.23)  $    (1.94)  $   1.41
    Diluted..............................   $    (0.03)   $     0.35   $     0.61   $    (0.23)  $    (1.94)  $   1.23
  Average common shares outstanding:
    Basic................................      125,367       105,766       98,195       83,815       27,501     17,153
    Assuming full dilution...............      125,367       107,462      102,271       83,815       27,501     24,024
  Common shares issued at period end.....      128,758       110,308      101,440       97,210       82,738     18,267
  Market price per common share at period
    end..................................   $     8.97    $    10.50   $    10.84   $     9.64   $     3.56   $  13.12
  Cash dividends paid on common shares...           --            --           --           --           --         --
BALANCE SHEET DATA:
  Cash...................................   $    9,044    $   54,147   $    2,098   $  109,873   $   23,478   $ 25,265
  Current assets.........................      175,574       192,073      206,150      253,589      132,543    127,557
  Property and equipment.................    1,291,853     1,093,104    1,014,675      920,437      871,940    547,537
  Property and equipment, net............      956,505       808,900      793,716      760,561      769,562    499,152
  Total assets...........................    1,502,002     1,242,995    1,228,284    1,246,265    1,148,138    698,640
  Current liabilities....................      108,875        96,628      115,553       92,848       73,151     48,029
  Long-term debt, including current
    portion..............................      493,565       443,610      493,907      666,600      699,978    399,779
  Stockholders' equity...................      696,368       536,866      476,878      382,887      288,094    154,928
OTHER DATA:
  Net cash provided by (used in):
    Operating activities.................       57,594       178,716      143,347       34,860      (13,427)    40,925
    Investing activities.................     (146,073)     (108,749)     (83,980)     (37,766)    (294,654)  (306,339)
    Financing activities.................       44,054       (17,315)    (167,142)      89,301      306,294    248,975
Working capital..........................       66,699        95,445       90,597      160,741       59,392     79,528
Book value per common share(3)...........   $     5.41    $     4.87   $     4.70   $     3.94   $     3.47   $   8.48


------------------------------


(1) FINANCIAL DATA FOR THE SIX MONTHS ENDED DECEMBER 31, 2002 INCLUDES THE ALLOCATED PURCHASE PRICE OF Q SERVICES, INC. AND THE RESULTS OF THEIR OPERATIONS, BEGINNING JULY 19, 2002.



(2) FINANCIAL DATA FOR THE YEAR ENDED JUNE 30, 1999 INCLUDES THE ALLOCATED PURCHASE PRICE OF DAWSON PRODUCTION SERVICES, INC. AND THE RESULTS OF THEIR OPERATIONS, BEGINNING SEPTEMBER 15, 1998.



(3) BOOK VALUE PER COMMON SHARE IS STOCKHOLDERS' EQUITY AT PERIOD END DIVIDED BY THE NUMBER OF ISSUED COMMON SHARES AT PERIOD END.

                         DESCRIPTION OF DEBT SECURITIES

    The debt securities will be:

    - our direct unsecured or secured general obligations;

    - either senior debt securities or subordinated debt securities; and

    - issued under one or more separate indentures.

    Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Senior debt securities and subordinated debt securities may be guaranteed by certain of our subsidiaries. The debt securities issued may be convertible into shares of our common stock, preferred stock or warrants.

    We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement, and you should read the Indentures for provisions that may be important to you. In the summary, we have included references to section numbers of the Indentures so that you can easily locate those provisions. Capitalized terms used in this summary have the meanings used in the Indentures.

GENERAL


    We are a holding company that conducts substantially all operations through our subsidiaries. Holders of debt securities generally will have a junior position to claims of creditors of our subsidiaries including trade creditors, debt holders, secured creditors, taxing authorities, guaranty holders and any preferred stockholders. At December 31, 2002, we did not have any outstanding preferred stock and we and our subsidiaries had approximately $493.6 million of outstanding long-term debt and capital lease obligations.


    - The Indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. (Section 301)

    - Debt securities may be issued in one or more series, each in an aggregate principal amount we authorize before issuance, and may be in any currency or currency unit that we may designate. (Section 301)

    - Debt securities of a series may be issued in registered or global form. (Sections 201 and 203)

    - The Indentures do not limit the amount of other unsecured debt or securities that we can issue.

    - The senior debt securities will rank equally with all of our other senior debt.

    - The subordinated debt securities will have a junior position to all of our senior debt. (Section 1301)

    A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

    - the title and type of debt securities being offered;

    - the total principal amount of debt securities being offered;

    - the dates on which the principal of, and premium, if any, on the offered debt securities is payable;

    - the interest rate;

    - the date from which interest will accrue;

    - the interest payment dates;

    - any optional redemption periods;

    - any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

    - whether the debt securities will be convertible into shares of common stock or exchangeable for other of our securities, and if so, the terms of conversion or exchange;

    - events causing acceleration of maturity;

    - any provisions granting special rights to holders when specified events occur;

    - any changes to or additional events of default or covenants;

    - any special tax implications of the debt securities; and

    - any other terms of the debt securities. (Section 301)

GUARANTEES

    - Debt securities may be guaranteed by some, but not all, of our subsidiaries, including subsidiaries that we may acquire in the future. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

    - The guarantees will be general obligations of each guarantor.

    - The guarantors will jointly and severally guarantee any of our guaranteed debt securities.

    - The obligations of each guarantor under any guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

    - A guarantor may not consolidate with or merge into another company unless the surviving company assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist.

DENOMINATIONS

    The debt securities will be issued in denominations of $1,000 or multiples thereof. (Section 302)

SUBORDINATION

    Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities generally will be subordinated and junior in right of payment to the prior payment in full of all senior debt. The subordinated indenture provides that no payment of principal, interest and or premium on the subordinated debt securities may be made in the event:

    - of any insolvency, bankruptcy or similar proceeding involving us or our property (Section 1303); or

    - we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due. (Sections 1301 and 1302)

    The subordinated indenture will not limit the amount of senior debt that we may incur.

    Senior Indebtedness is defined to include all our secured and unsecured direct or contingent liabilities and obligations, including our guarantees for money we borrow, which is not expressed to be subordinate to or junior in right of, payment to any of our other indebtedness, but does not include our intercompany indebtedness, our trade payables and our tax liabilities.

EVENTS OF DEFAULT

    The following are Events of Default under each Indenture:

    - failure to pay principal or any premium on any debt security when due;

    - failure to pay any interest on any debt security when due, continued for 30 days;

    - failure to deposit any mandatory sinking fund payment when due, continued for 30 days;

    - failure to perform or breach of any covenant or warranty in the Indenture that continues for 90 days after written notice;

    - certain events of bankruptcy, insolvency or reorganization; and

    - any other event of default as may be specified in the supplemental indenture with respect to debt securities of such series. (Section 501)

    An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities. The Trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if the Trustee in good faith determines the withholding of notice to be in the best interest of the holders. (Section 602)

ACCELERATION OF DEBT UPON AN EVENT OF DEFAULT

    If an Event of Default occurs either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities may declare the principal amount of all the debt securities of the applicable series to be due and payable immediately. (Section 502) If this happens, subject to certain conditions, the holders of a majority of the outstanding principal amount of a series of debt securities can void the declaration. These conditions include the requirement that we have paid or deposited with the Trustee a sum sufficient to pay all overdue principal and interest payments on the series of debt securities subject to the default. (Section 502)

    If an Event of Default occurs due to certain events of bankruptcy, insolvency or reorganization, the principal amount of the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of either Trustee or any holder. (Section 502)

    Depending on the terms of our indebtedness, an Event of Default under an Indenture may cause a cross default on our other indebtedness.

DUTIES OF TRUSTEE

    Other than its duties in the case of default, the Trustee is not obligated to exercise any of its rights or powers under either Indenture at the request, order or direction of any holders unless the holders offer the Trustee reasonable indemnity. (Section 603)

    If the holders provide reasonable indemnification, the holders of a majority of principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee for any series of debt securities. (Section 512)

COVENANTS

    Under the Indentures, we will:

    - pay the principal, interest and premium, if any, on the debt securities when due;

    - maintain a place of payment;

    - deliver a report to the Trustee at the end of each fiscal year reviewing our obligations under the Indentures; and

    - deposit sufficient funds with any payment agent on or before the due date for the payment of any principal, interest or premium, if any. (Sections 1001, 1002, 1003 and 1005)

MODIFICATION OF INDENTURES

    Each Indenture provides that we and the Trustee may, without the consent of any holders of debt securities, enter into supplemental debt indentures for the purposes, among other things, of:

    - adding to our covenants;

    - adding additional events of default;

    - changing or eliminating any provisions of the indentures so long as there are no holders entitled to the benefit of the provisions;

    - establishing the form or terms of any series of debt securities; or

    - curing ambiguities, defects or inconsistencies in the Indentures or making any other provisions with respect to matters or questions arising under the Indentures.

    With specific exceptions, the Indentures or the rights of the holders of the debt securities may be modified by us and the Trustee with the consent of the holders of a majority of the outstanding principal amount of the debt securities of each series affected by the modification, but no modification may be made without the consent of the holders of each outstanding debt security affected which would:

    - change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security;

    - change the terms of any sinking fund with respect to any debt security;

    - reduce the principal amount of, or the interest or any premium on, any debt security upon redemption or repayment at the option of the holder;

    - change any place of payment where, or the currency in which, any debt security or any premium or interest is payable;

    - impair the right to sue for the enforcement of any payment on or with respect to any debt security; or

    - reduce the percentage in principal amount of outstanding debt securities of any series required to consent to any supplemental debt indenture, any waiver of compliance with provisions the Indenture or specific defaults and their consequences provided for in the Indentures, or otherwise modify the sections in the Indentures relating to these consents.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Each Indenture generally permits a consolidation or merger between us and another company. They also permit us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring company will assume all of our responsibilities and liabilities under the Indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the Indentures. (Sections 801 and 802)

    We will only consolidate or merge with or into another company or sell all or substantially all of our assets according to the terms and conditions of the Indentures. The remaining or acquiring company will assume our obligations under the Indentures with the same effect as if it had been an original party to the Indentures and we shall be released from all our liabilities and obligations under either Indenture and any debt securities. (Sections 801 and 802) Thereafter, the successor company may exercise our rights and powers under either Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor company.

DISCHARGE AND DEFEASANCE

    We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations to register the transfer or exchange of the debt securities, if:

    - all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or

    - all debt securities of that series have become due and payable or will become due and payable, at maturity or by redemption, and we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due.

    To exercise our right to be discharged, we must deliver the following to the applicable trustee:

    - an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such option and will be subject to U.S. federal income tax on the same; and

    - an officers' certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.

    In addition to our right of discharge described above, we may deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

    - we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

    - we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive ("covenant defeasance").

    If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

    - register the transfer or exchange of debt securities;

    - replace stolen, lost or mutilated debt securities; and

    - maintain paying agencies and hold moneys for payment in trust.

    Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

PAYMENT AND PAYING AGENTS

    Principal, interest and premium, if any, on fully registered securities will be paid at designated places. Payment will be made by check mailed to the person in whose name the debt securities are registered on the day specified in the Indentures or any prospectus supplement. Payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.
(Section 307)

    Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by us for such purposes without the payment of any service charge except for any tax or governmental charge. (Section 1002)

GLOBAL SECURITIES

    The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary or its nominee identified in a prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

                          DESCRIPTION OF CAPITAL STOCK


    As of April 9, 2003, our authorized capital stock was 200,000,000 shares, all of which may be issued as shares of common stock and up to 15,169,320 of which may be issued as shares of preferred stock. As of that date, we had 128,475,639 shares of common stock outstanding and no shares of preferred stock outstanding.


COMMON STOCK


    LISTING. Our common stock is listed on the New York Stock Exchange under the symbol "KEG."


    DIVIDENDS. Common stockholders may receive dividends when declared by the board of directors. Dividends may be paid in cash, stock or another form. However, certain of our existing debt agreements contain covenants that currently restrict us from paying dividends. Additionally, in certain cases, common stockholders may not receive dividends until we have satisfied our obligations to any preferred stockholders.

    FULLY PAID. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

    VOTING RIGHTS. Common stockholders are entitled to one vote in the election of directors and other matters for each share of common stock owned. Common stockholders are not entitled to preemptive or cumulative voting rights.


    OTHER RIGHTS. We will notify common stockholders of any stockholders' meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders.

    TRANSFER AGENT AND REGISTRAR. Our transfer agent and registrar is American Stock Transfer & Trust Company, New York, New York.

PREFERRED STOCK

    Our board of directors can, without approval of our stockholders, issue one or more series of preferred stock. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series of preferred stock, the number of shares constituting each series and the terms and conditions of issue.

    If we offer preferred stock, the specific terms will be described in a prospectus supplement, including:

    - the specific designation, number of shares, seniority and purchase price;

    - any liquidation preference per share;

    - any date of maturity;

    - any redemption, repayment or sinking fund provisions;

    - any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

    - any voting rights;

    - if other than the currency of the United States, the currency or currencies including composite currencies in which such preferred stock is denominated and/or in which payments will or may be payable;

    - the method by which amounts in respect of such preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

    - whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

    - the place or places where dividends and other payments on the preferred stock will be payable; and

    - any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

    All shares of preferred stock offered will, when issued, be fully paid and non-assessable.

    The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

    In some cases, the issuance of preferred stock could delay a change in control of us and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to common stockholders.

                            DESCRIPTION OF WARRANTS

    We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants.

    If we issue warrants, we will do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

    The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:

    - the title of the warrants;

    - the securities into which the warrants are exercisable;

    - the exercise price;

    - the aggregate number of warrants to be issued;

    - the principal amount of securities purchasable upon exercise of each warrant;

    - the price or prices at which each warrant will be issued;

    - the procedures for exercising the warrants;

    - the date upon which the exercise of warrants will commence; and

    - the expiration date, and any other material terms of the warrants.

                              PLAN OF DISTRIBUTION

    We may sell the securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers or (3) through agents. The prospectus supplement will set forth the following information:

    - the terms of the offering;

    - the names of any underwriters or agents;

    - the name or names of any managing underwriter or underwriters;

    - the purchase price of the securities from us;

    - the net proceeds we will receive from the sale of the securities;

    - any delayed delivery arrangements;

    - any underwriting discounts, commissions and other items constituting underwriters' compensation;

    - the initial public offering price;

    - any discounts or concessions allowed or reallowed or paid to dealers; and

    - any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

    If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

    If we use underwriters in the sale of the offered securities, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase our securities until the distribution of the offered securities is completed. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize, maintain or otherwise affect the price of the offered securities.

    In connection with an underwritten offering, the underwriters may make short sales of the offered securities and may purchase our securities on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are made in an amount not greater than the over-allotment option we may grant to the underwriters in connection with the offering. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing our securities in the open market. In determining the source of securities to close out the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

    The underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase our securities in the open market to reduce the selling group members' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members who sold those securities as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases or those purchases could prevent or retard a decline in the price of the security. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither we nor the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions we describe above may have on the price of the offered securities. In addition, neither we nor the underwriters will make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

    If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transactions.

DIRECT SALES AND SALES THROUGH AGENTS

    We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

    We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

    If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

    We may have agreements with the agents, dealers and underwriters to indemnity them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

    Certain legal matters relating to the validity of the common stock, debt securities, preferred stock and warrants will be passed upon by Porter & Hedges, L.L.P., Houston, Texas.

                                    EXPERTS


    The consolidated financial statements and schedule of Key Energy
Services, Inc. as of December 31, 2002 and June 30, 2002 and 2001, and for the six months ended December 31, 2002 and each of the years in the three-year period ended June 30, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Our report refers to a change in accounting for derivative instruments and hedging activities in the year ended June 30, 2001, to a change in accounting for goodwill and other intangible assets in the year ended
June 30, 2002 and to a change in accounting for asset retirement obligations in the six months ended December 31, 2002.



    The consolidated financial statements of Q Services, Inc. at December 31, 2001, and for each of the three years in the period ended December 31, 2001, which are incorporated by reference into this registration statement on Form S-3 of which this prospectus forms a part, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

    ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. The following table sets forth expenses payable by Key Energy Services, Inc. (the "Company") in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the SEC registration fee.

SEC registration fee........................................  $ 46,000
Printing expenses...........................................    25,000
Legal fees and expenses.....................................    15,000
Accounting fees and expenses................................     5,000
Miscellaneous expenses......................................    16,000
                                                              --------
  Total.....................................................  $107,000
                                                              ========

    ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Section 2-418 of the Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding against judgments, penalties, fines, settlements and reasonable expenses, unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was a result of deliberate dishonesty, (ii) the director actually received an improper personal benefit or
(iii) in a criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful. A director may not be indemnified in any proceeding charging improper personal benefit was improperly received and, in a derivative action, there shall not be indemnification if a director has been adjudged liable to the corporation. A director or officer of a corporation who has been successful in the defense of any proceeding shall be indemnified against reasonable costs incurred in such defense. Indemnification may not be made unless authorized for a specific proceeding after determination by the board of directors, special legal counsel or the stockholders that indemnification is permissible because the director has met the requisite standard of conduct.

    Article Seventh of the Company's Amended and Restated Articles of Incorporation, as amended (the "Charter"), provides that the Company shall indemnify (i) its directors and officers, whether serving the Company or at its request any other entity, to the full extent required or permitted by the Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent permitted by law. The foregoing rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by the Maryland law. Furthermore, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that exculpation from liability is not permitted under the Maryland law as in effect when such breach occurred. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the limitations on liability provided to directors and officers with respect to acts or omissions occurring prior to such amendment or repeal.

    ITEM 16.  EXHIBITS.

     EXHIBIT NO.                                      DESCRIPTION
---------------------   -----------------------------------------------------------------------
         +1.1              --      Form of Underwriting Agreement
        **4.1              --      Form of Senior Indenture
        **4.2              --      Form of Subordinated Indenture
         *5.1              --      Opinion of Porter & Hedges, L.L.P.
                                   Statement Regarding Computation of Ratio of Earnings to
        *12.1              --      Fixed Charges
         23.1              --      Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)
        *23.2              --      Consent of KPMG LLP
       **24.1              --      Power of Attorney
       **24.2              --      Power of Attorney for Guarantors
        +25.1              --      Statement of Eligibility of Trustee on Form T-1

------------------------

*   Filed herewith.


**  Previously filed.


+ The Company will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to the securities offered hereby or
    (ii) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the applicable trustee.

    ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that the undertakings set forth in clauses
           (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(a) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

       (6) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (7) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, Key Energy
Services, Inc. has duly caused this Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Pennsylvania on April 9, 2003.


                                                                    KEY ENERGY SERVICES, INC.

                                                       By:             /s/ FRANCIS D. JOHN
                                                            ----------------------------------------
                                                                        Francis D. John,
                                                                Chairman of the Board, President
                                                                   and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.



              SIGNATURES                                TITLE                        DATE
--------------------------------------  --------------------------------------  --------------
         /s/ FRANCIS D. JOHN            Chairman of the Board, President and
-------------------------------------   Chief Executive Officer (Principal
           Francis D. John              Executive Officer)                       April 9, 2003

                  *                     Director
-------------------------------------
          David J. Breazzano                                                     April 9, 2003

                  *                     Director
-------------------------------------
           Kevin P. Collins                                                      April 9, 2003

                  *                     Director
-------------------------------------
          William D. Fertig                                                      April 9, 2003

                  *                     Director
-------------------------------------
          W. Phillip Marcum                                                      April 9, 2003

                  *                     Director
-------------------------------------
           J. Robinson West                                                      April 9, 2003

                  *                     Director
-------------------------------------
           Morton Wolkowitz                                                      April 9, 2003

        /s/ ROYCE W. MITCHELL           Executive Vice President, Chief
-------------------------------------   Financial Officer and Chief Accounting
          Royce W. Mitchell             Officer                                  April 9, 2003

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, each Guarantor has duly caused this Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Pennsylvania on April 9, 2003.


                                               BROOKS WELL SERVICING, INC., DAWSON PRODUCTION
                                               ACQUISITION CORP., DAWSON PRODUCTION
                                               MANAGEMENT, INC., DAWSON PRODUCTION TAYLOR, INC.,
                                               KALKASKA OILFIELD SERVICES, INC., KEY ENERGY
                                               DRILLING, INC., KEY ENERGY
                                               SERVICES--CALIFORNIA, INC., KEY ENERGY
                                               SERVICES--SOUTH TEXAS, INC., KEY FOUR CORNERS, INC.,
                                               KEY ROCKY MOUNTAIN, INC., ODESSA EXPLORATION
                                               INCORPORATED, WATSON OILFIELD SERVICE &
                                               SUPPLY, INC., WELL-CO OIL SERVICE, INC., WELLTECH
                                               EASTERN, INC., WELLTECH MID-CONTINENT, INC., YALE E.
                                               KEY, INC., MISR KEY ENERGY SERVICES, LLC,
                                               Q SERVICES, INC., Q.V. SERVICES, INC., AND UNITRAK
                                               SERVICES HOLDING, INC.

                                               By:              /s/ JACK D. LOFTIS, JR.
                                                    -----------------------------------------------
                                                          Jack D. Loftis, Jr., Vice President

                                               DAWSON PRODUCTION PARTNERS, L.P.
                                               By:  DAWSON PRODUCTION MANAGEMENT, INC., AS SOLE
                                                    GENERAL PARTNER

                                               BROOKS WELL SERVICING BENEFICIAL, L.P.
                                               By:  BROOKS WELL SERVICING, INC., AS SOLE GENERAL
                                                    PARTNER

                                               KEY ENERGY DRILLING BENEFICIAL, L.P.
                                               By:  KEY ENERGY DRILLING, INC., AS SOLE GENERAL
                                                    PARTNER

                                               Q.V. SERVICES BENEFICIAL, L.P.
                                               By:  Q.V. SERVICES, INC., AS SOLE GENERAL PARTNER

                                               UNITRAK SERVICES, L.P.
                                               By:  UNITRAK SERVICES HOLDING, INC., AS SOLE GENERAL
                                                    PARTNER

                                               WELLTECH MID-CONTINENT BENEFICIAL, LP
                                               By:  WELLTECH MID-CONTINENT, INC., AS SOLE GENERAL
                                                    PARTNER

                                               YALE E. KEY BENEFICIAL, LP
                                               By:  YALE E. KEY, INC., AS SOLE GENERAL PARTNER
                                               By:  /s/ JACK D. LOFTIS, JR.
                                                    -----------------------------------------------
                                                    Jack D. Loftis, Jr., Vice President of each
                                                    corporate general partner listed above

                                               Q ENERGY SERVICES, L.L.C.
                                               Q.V. SERVICES, LLC
                                               Q OIL & GAS SERVICES, LLC
                                               BROOKS WELL SERVICING, LLC
                                               KEY ENERGY DRILLING, LLC
                                               UNITRAK SERVICES, LLC
                                               YALE E. KEY, LLC
                                               WELLTECH MID-CONTINENT, LLC

                                               By:  /s/ JACK D. LOFTIS, JR.
                                                    -----------------------------------------------
                                                    Jack D. Loftis, Jr., Manager of each limited
                                                    liability company listed above

                                               AES ACQUISITION, L.P.
                                               QUALITY TUBULAR SERVICES, L.P.
                                               QUALITY OIL FIELD SERVICES, L.P.
                                               Q PRODUCTION SERVICES, L.P.
                                               Q.V. SERVICES OF TEXAS, L.P.

                                               By:  Q OIL & GAS SERVICES, LLC, the sole general
                                                    partner of each limited partnership listed above

                                                    By:  /s/ JACK D. LOFTIS, JR.
                                                         ------------------------------------------
                                                         Jack D. Loftis, Jr., Manager

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.


                             AES ACQUISITION, L.P.
             BY: Q OIL & GAS SERVICES, LLC, AS SOLE GENERAL MANAGER


                  *                                    Manager                  April 9, 2003
-------------------------------------       (Principal Executive Officer)
           Francis D. John

       /s/ JACK D. LOFTIS, JR.                         Manager                  April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                                    Manager                  April 9, 2003
-------------------------------------
         James J. Byerlotzer

                  *                                    Manager                  April 9, 2003
-------------------------------------      (Principal Financial Officer and
          Royce W. Mitchell                 Principal Accounting Officer)

                  *                                    Manager                  April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                          BROOKS WELL SERVICING, INC.


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
             Joe Eustace

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                           Vice President (Principal         April 9, 2003
-------------------------------------      Financial Officer and Principal
          Royce W. Mitchell                      Accounting Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                      DAWSON PRODUCTION ACQUISITION CORP.


                  *                       President and Director (Principal     April 9, 2003
-------------------------------------             Executive Officer)
          Joan L. Dobrzynski

                  *                                    Director                 April 9, 2003
-------------------------------------
              Lisa Oakes

                  *                     Vice President, Treasurer and Director  April 9, 2003
-------------------------------------       (Principal Accounting Officer)
        Francis B. Jacobs, II

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------                  Officer)
          Royce W. Mitchell

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                       DAWSON PRODUCTION MANAGEMENT, INC.


                  *                     President, Chief Executive Officer and  April 9, 2003
-------------------------------------   Director (Principal Executive Officer)
           Francis D. John

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------      (Principal Financial Officer and
          Royce W. Mitchell                 Principal Accounting Officer)

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                        DAWSON PRODUCTION PARTNERS, L.P.
         BY: DAWSON PRODUCTION MANAGEMENT, INC. AS SOLE GENERAL PARTNER


                  *                     President, Chief Executive Officer and  April 9, 2003
-------------------------------------   Director (Principal Executive Officer)
           Francis D. John

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------      (Principal Financial Officer and
          Royce W. Mitchell                 Principal Accounting Officer)

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                         DAWSON PRODUCTION TAYLOR, INC.


                  *                       President and Director (Principal     April 9, 2003
-------------------------------------             Executive Officer)
          Joan L. Dobrzynski

                  *                                    Director                 April 9, 2003
-------------------------------------
              Lisa Oakes

                  *                     Vice President, Treasurer and Director  April 9, 2003
-------------------------------------       (Principal Accounting Officer)
        Francis B. Jacobs, II

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------                  Officer)
          Royce W. Mitchell

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                        KALKASKA OILFIELD SERVICES, INC.


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
             Phil Altman

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                           KEY ENERGY DRILLING, INC.


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
          Steven A. Richards

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                     KEY ENERGY SERVICES--CALIFORNIA, INC.


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
            James D. Flynt

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                     KEY ENERGY SERVICES--SOUTH TEXAS, INC.


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
             Joe Eustace

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                             KEY FOUR CORNERS, INC.


           /s/ LARRY LEWIS                  President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
             Larry Lewis

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                            KEY ROCKY MOUNTAIN, INC.


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
            James D. Flynt

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                        ODESSA EXPLORATION INCORPORATED


                  *                       President and Treasurer (Principal    April 9, 2003
-------------------------------------      Executive Officer and Principal
            W. Bruce Lowe                        Accounting Officer)

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------                  Officer)
          Royce W. Mitchell

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                     WATSON OILFIELD SERVICE & SUPPLY, INC.


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
            James D. Flynt

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                           WELL-CO OIL SERVICE, INC.


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
         James J. Byerlotzer

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------                  Officer)
          Royce W. Mitchell

                  *                         Treasurer and Asst. Secretary       April 9, 2003
-------------------------------------       (Principal Accounting Officer)
             Matt Simmons

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                             WELLTECH EASTERN, INC.


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
          Michael R. Furrow

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                          WELLTECH MID-CONTINENT, INC.


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
          Michael R. Furrow

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                     BROOKS WELL SERVICING BENEFICIAL, L.P.
            BY: BROOKS WELL SERVICING, INC., AS SOLE GENERAL PARTNER


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
             Joe Eustace

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

       /s/ JACK D. LOFTIS, JR.                      Vice President              April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                           BROOKS WELL SERVICING, LLC


                  *                     Manager (Principal Executive Officer,   April 9, 2003
-------------------------------------      Principal Accounting Officer and
           Francis D. John                   Principal Financial Officer)

       /s/ JACK D. LOFTIS, JR.                         Manager                  April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                                    Manager                  April 9, 2003
-------------------------------------
          Michael G. Morgan

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                      KEY ENERGY DRILLING BENEFICIAL, L.P.
             BY: KEY ENERGY DRILLING, INC., AS SOLE GENERAL PARTNER


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
          Steven A. Richards

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

       /s/ JACK D. LOFTIS, JR.                      Vice President              April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                            KEY ENERGY DRILLING, LLC


                  *                     Manager (Principal Executive Officer,   April 9, 2003
-------------------------------------      Principal Accounting Officer and
           Francis D. John                   Principal Financial Officer)

       /s/ JACK D. LOFTIS, JR.                         Manager                  April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                                    Manager                  April 9, 2003
-------------------------------------
          Michael G. Morgan

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                         MISR KEY ENERGY SERVICES, LLC


                  *                     President and Chief Executive Officer   April 9, 2003
-------------------------------------
           Thomas B. Murphy

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)


                 BY: KEY ENERGY SERVICES, INC., AS SOLE MEMBER


       /s/ JACK D. LOFTIS, JR.                  Senior Vice President           April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                           Q ENERGY SERVICES, L.L.C.


                  *                     Manager (Principal Executive Officer,   April 9, 2003
-------------------------------------      Principal Accounting Officer and
           Francis D. John                   Principal Financial Officer)

       /s/ JACK D. LOFTIS, JR.                         Manager                  April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                                    Manager                  April 9, 2003
-------------------------------------
          Joan L. Dobrzynski

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                           Q OIL & GAS SERVICES, LLC


                  *                     Manager (Principal Executive Officer)   April 9, 2003
-------------------------------------
           Francis D. John

       /s/ JACK D. LOFTIS, JR.                         Manager                  April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                                    Manager                  April 9, 2003
-------------------------------------
         James J. Byerlotzer

                  *                      Manager (Principal Financial Officer   April 9, 2003
-------------------------------------     and Principal Accounting Officer)
          Royce W. Mitchell

                  *                                    Manager                  April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                          Q PRODUCTION SERVICES, L.P.
             BY: Q OIL & GAS SERVICES, LLC, AS SOLE GENERAL PARTNER


                  *                     Manager (Principal Executive Officer)   April 9, 2003
-------------------------------------
           Francis D. John

       /s/ JACK D. LOFTIS, JR.                         Manager                  April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                                    Manager                  April 9, 2003
-------------------------------------
         James J. Byerlotzer

                  *                      Manager (Principal Financial Officer   April 9, 2003
-------------------------------------     and Principal Accounting Officer)
          Royce W. Mitchell

                  *                                    Manager                  April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                                Q SERVICES, INC.


                  *                       President and Director (Principal     April 9, 2003
-------------------------------------             Executive Officer)
           Francis D. John

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------      (Principal Financial Officer and
          Royce W. Mitchell                 Principal Accounting Officer)

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                        QUALITY OIL FIELD SERVICES, L.P.
             BY: Q OIL & GAS SERVICES, LLC, AS SOLE GENERAL PARTNER


                  *                     Manager (Principal Executive Officer)   April 9, 2003
-------------------------------------
           Francis D. John

       /s/ JACK D. LOFTIS, JR.                         Manager                  April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                                    Manager                  April 9, 2003
-------------------------------------
         James J. Byerlotzer

                  *                      Manager (Principal Financial Officer   April 9, 2003
-------------------------------------     and Principal Accounting Officer)
          Royce W. Mitchell

                  *                                    Manager                  April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                         QUALITY TUBULAR SERVICES, L.P.
             BY: Q OIL & GAS SERVICES, LLC, AS SOLE GENERAL PARTNER


                  *                     Manager (Principal Executive Officer)   April 9, 2003
-------------------------------------
           Francis D. John

       /s/ JACK D. LOFTIS, JR.                         Manager                  April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                                    Manager                  April 9, 2003
-------------------------------------
         James J. Byerlotzer

                  *                      Manager (Principal Financial Officer   April 9, 2003
-------------------------------------     and Principal Accounting Officer)
          Royce W. Mitchell

                  *                                    Manager                  April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                              Q.V. SERVICES, INC.


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
             Scott Jones

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

       /s/ JACK D. LOFTIS, JR.                      Vice President              April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                               Q.V. SERVICES, LLC


                  *                     Manager (Principal Executive Officer,   April 9, 2003
-------------------------------------      Principal Accounting Officer and
           Francis D. John                   Principal Financial Officer)

       /s/ JACK D. LOFTIS, JR.                         Manager                  April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                                    Manager                  April 9, 2003
-------------------------------------
          Michael G. Morgan

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                         Q.V. SERVICES BENEFICIAL, L.P.
                BY: Q.V. SERVICES, INC., AS SOLE GENERAL PARTNER


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
             Scott Jones

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

       /s/ JACK D. LOFTIS, JR.                      Vice President              April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                          Q.V. SERVICES OF TEXAS, L.P.
             BY: Q OIL & GAS SERVICES, LLC, AS SOLE GENERAL PARTNER


                  *                     Manager (Principal Executive Officer)   April 9, 2003
-------------------------------------
           Francis D. John

       /s/ JACK D. LOFTIS, JR.                         Manager                  April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                                    Manager                  April 9, 2003
-------------------------------------
         James J. Byerlotzer

                  *                      Manager (Principal Financial Officer   April 9, 2003
-------------------------------------     and Principal Accounting Officer)
          Royce W. Mitchell

                  *                                    Manager                  April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                         UNITRAK SERVICES HOLDING, INC.


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
            W. Bruce Lowe

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                             UNITRAK SERVICES, LLC


                  *                     Manager (Principal Executive Officer,   April 9, 2003
-------------------------------------      Principal Accounting Officer and
           Francis D. John                   Principal Financial Officer)

       /s/ JACK D. LOFTIS, JR.                         Manager                  April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                                    Manager                  April 9, 2003
-------------------------------------
          Michael G. Morgan

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                             UNITRAK SERVICES, L.P.
          BY: UNITRAK SERVICES HOLDING, INC., AS SOLE GENERAL PARTNER


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
            W. Bruce Lowe

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

       /s/ JACK D. LOFTIS, JR.                      Vice President              April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                    WELLTECH MID-CONTINENT BENEFICIAL, L.P.
           BY: WELLTECH MID-CONTINENT, INC., AS SOLE GENERAL PARTNER


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
          Michael R. Furrow

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

       /s/ JACK D. LOFTIS, JR.                      Vice President              April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                          WELLTECH MID-CONTINENT, LLC


                  *                     Manager (Principal Executive Officer,   April 9, 2003
-------------------------------------      Principal Accounting Officer and
           Francis D. John                   Principal Financial Officer)

       /s/ JACK D. LOFTIS, JR.                         Manager                  April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                                    Manager                  April 9, 2003
-------------------------------------
          Michael G. Morgan

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                          YALE E. KEY BENEFICIAL, L.P.
                 BY: YALE E. KEY, INC., AS SOLE GENERAL PARTNER


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
             Tommy Pipes

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                                YALE E. KEY INC.


                  *                         President (Principal Executive      April 9, 2003
-------------------------------------                  Officer)
             Tommy Pipes

                  *                          Vice President and Director        April 9, 2003
-------------------------------------
           Francis D. John

                  *                      Vice President (Principal Financial    April 9, 2003
-------------------------------------      Officer and Principal Accounting
          Royce W. Mitchell                            Officer)

                  *                          Vice President and Treasurer       April 9, 2003
-------------------------------------
           Phillip M. Burch

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact


                                YALE E. KEY, LLC


                  *                     Manager (Principal Executive Officer,   April 9, 2003
-------------------------------------      Principal Accounting Officer and
           Francis D. John                   Principal Financial Officer)

       /s/ JACK D. LOFTIS, JR.                         Manager                  April 9, 2003
-------------------------------------
         Jack D. Loftis, Jr.

                  *                                    Manager                  April 9, 2003
-------------------------------------
          Michael G. Morgan

     *By: /s/ JACK D. LOFTIS, JR.
-------------------------------------
           Attorney-in-Fact

                                    EXHIBITS


    EXHIBIT
      NO.                                  DESCRIPTION
    -------        ------------------------------------------------------------
      +1.1     --  Form of Underwriting Agreement
     **4.1     --  Form of Senior Indenture
     **4.2     --  Form of Subordinated Indenture
      *5.1     --  Opinion of Porter & Hedges, L.L.P.
     *12.1     --  Statement Regarding Computation of Ratio of Earnings to
                   Fixed Charges
      23.1     --  Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)
     *23.2     --  Consent of KPMG LLP
    **24.1     --  Power of Attorney
    **24.2     --  Power of Attorney for Guarantors
     +25.1     --  Statement of Eligibility of Trustee on Form T-1


------------------------

*   Filed herewith.


**  Previously filed.


+ The Company will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to the securities offered hereby or
    (ii) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the applicable trustee.